UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2004

UnitedGlobalCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-496-58	84-1602895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4643 South Ulster Street, Suite 1300, Denver, CO 80237

(Address of Principal Executive Office)

(303) 770-4001

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

On June 29, 2004, UnitedGlobalCom, Inc. (the “Company”) announced that its wholly owned European cable television operation, UPC Distribution Holding B.V. (“UPC Distribution”), completed the refinancing of approximately €1.0 billion of UPC Distribution’s €3.05 billion senior bank facility (the “Refinancing”). The Refinancing reduces the interest rate for borrowings under this portion of the senior bank facility, as well as generally loosens various covenants under the facility. To facilitate the Refinancing, the Company contributed approximately €450 million of its cash on hand to UPC Distribution. A copy of the press release announcing the Refinancing is attached as Exhibit 99.1 hereto. Copies of the amended and restated facility agreements are attached as exhibits.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Senior Secured Credit Facility, dated June 24, 2004, between UPC Distribution, as Borrower, and TD Bank Europe Limited, as Facility Agent and Security Agent

10.2	Additional Facility Accession Agreement, dated June 24, 2004, between UPC Distribution, as Borrower, TD Bank Europe Limited, as Facility Agent, and the banks listed therein

10.3	Amended and Restated Senior Secured Credit Facility, dated June 24, 2004, between UPC Distribution and UPC Financing Partnership, as Borrowers, TD Bank Europe Limited and Toronto Dominion (Texas), Inc., as Facility Agents, and the banks listed therein

99.1	Press release dated June 29, 2004 of the Company announcing the partial refinancing of the outstanding senior bank facility of UPC Distribution

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEDGLOBALCOM, INC.

By:	/s/ ELLEN P. SPANGLER
Ellen P. Spangler Senior Vice President of Business and Legal Affairs and Secretary

Date: June 29, 2004

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Senior Secured Credit Facility, dated June 24, 2004, between UPC Distribution, as Borrower, and TD Bank Europe Limited, as Facility Agent and Security Agent

10.2	Additional Facility Accession Agreement, dated June 24, 2004, between UPC Distribution, as Borrower, TD Bank Europe Limited, as Facility Agent, and the banks listed therein

10.3	Amended and Restated Senior Secured Credit Facility, dated June 24, 2004, between UPC Distribution and UPC Financing Partnership, as Borrowers, TD Bank Europe Limited and Toronto Dominion (Texas), Inc., as Facility Agents, and the banks listed therein

99.1	Press release dated June 29, 2004 of the Company announcing the partial refinancing of the outstanding senior bank facility of UPC Distribution

4